UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2011

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)
(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 28, 2009, SunPower Corporation (the “Company”) entered into warrant transactions whereby the Company agreed to sell to Deutsche Bank AG, London Branch (“Deutsche Bank”), Wachovia Bank, National Association (“Wachovia”), and Credit Suisse International (“Credit Suisse” and, together with Deutsche Bank and Wachovia, the “2014 Warrantholders”) warrants (collectively, the “2014 Warrants”) to acquire, subject to anti-dilution adjustments, up to 8,712,123 shares of the Company's class A common stock. The 2014 Warrants, together with previously disclosed convertible hedge transactions entered into on April 28, 2009, are meant to reduce the potential dilution upon conversion of the Company's 4.75% senior convertible debentures due 2014.

On December 22, 2010, the Company entered into eight amended and restated warrants (collectively, the “2015 Warrants” and, together with the 2014 Warrants, the “Warrants”), originally issued on March 25, 2010 and April 5, 2010, with Deutsche Bank, Bank of America, N.A., Barclays Bank PLC and Credit Suisse (collectively, the “2015 Warrantholders” and, together with the 2014 Warrantholders, the “Warrantholders”) to acquire, subject to anti-dilution adjustments, up to 11,096,318 shares of the Company's class A common stock. The 2015 Warrants, together with previously disclosed convertible hedge transactions entered into on March 25, 2010 and April 5, 2010, are meant to reduce the Company's exposure to potential cash payments upon conversion of the Company's 4.50% senior cash convertible debentures due 2015.

Each Warrant transaction is a separate transaction, entered into by the Company with each Warrantholder. As previously disclosed, the consummation on June 21, 2011 of Total Gas & Power USA, SAS's tender offer for 60% of each of the Company's outstanding class A common stock and outstanding class B common stock triggered the Warrantholders' rights to make a downward adjustment to the strike price of the Warrants.

After discussions with Warrantholder, (a) on August 26, 2011, the Company agreed with Wachovia to reduce the strike price of its 2014 Warrant to acquire 1,742,424 share of class A common stock from $38.50 to $26.40; (b) on August 30, 2011, the Company agreed with Deutsche Bank to reduce the strike price of its 2014 Warrant to acquire 3,920,456 share of class A common stock from $38.50 to $26.40, and reduce the strike price of its 2015 Warrants to acquire 1,664,448 share of class A common stock from $27.03 to $24.00; and (c) on August 31, 2011, the Company agreed with Credit Suisse to reduce the strike price of its 2014 Warrant to acquire 3,049,243 share of class A common stock from $38.50 to $26.40, and reduce the strike price of its 2015 Warrants to acquire 5,548,158 share of class A common stock from $27.03 to $24.00. These agreements did not change any other term or provision of the respective Warrants. The Company is continuing discussions with the remaining Warrantholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: September 1, 2011	By:	/S/ DENNIS V. ARRIOLA
	Name:	Dennis V. Arriola
	Title:	Executive Vice President and Chief Financial Officer